UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2025

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2025, iCoreConnect Inc. (the “Company”) received a letter (the “Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that since it had not yet filed its Form 10-K for the period ended December 31, 2024, it no longer complied with Nasdaq Listing Rule 5250(c)(1) for continued listing. The Staff indicated that this matter would serve as an additional basis for delisting the Company’s securities. The Staff advised the Company that the Nasdaq Hearings Panel (“Panel”) that heard the Company’s submission will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market and that the Company should present its views with respect to this additional deficiency to the Panel in writing no later than April 23, 2025.

Item 8.01 Other Events.

On March 26, 2025, the Company filed a Form 8-K stating that on March 10, 2025, it had received notice from PIGI Solutions, LLC (“PIGI”) that PIGI was exercising its purported right as a secured creditor under the Uniform Commercial Code (Del. UCC § 9-613) to conduct a public auction of substantially all of the Company’s personal property. PIGI has indicated that the closing of the auction is to occur on or after May 9, 2025. PIGI claims the Company owes $2,434,243 in principal and interest. The amounts arise out of finder’s fee agreement discussed below. The Company stated in such Form 8-K that it disputes the alleged indebtedness and PIGI’s right to conduct an auction of its assets.

On April 7, 2025, the Company filed a Form 8-K stating on April 4, 2025, the Company and its wholly-owned subsidiary, iCore Midco Inc., a Nevada corporation (“Midco”) filed a complaint in the United States District Court Middle District of Florida initiating a civil action against PIGI and John Schneller (the “Defendants”). In the complaint, the Company and Midco assert, among other claims, that the Defendants fraudulently induced Midco into a finder’s fee agreement, under which PIGI acted as an unregistered broker-dealer, and that the finder’s fee agreement is voidable under Section 29(b) of the Securities Exchange Act of 1934. The relief requested includes, among other things, rescission of the finder’s fee agreement and related loan documents, injunctive relief against PIGI taking any further action to enforce the finder’s fee agreement, and monetary damages.

As previously disclosed, on April 4, 2025, along with the complaint, the Company and Midco filed an emergency motion for a temporary restraining order and for a preliminary injunction to enjoin PIGI from conducting the auction. On April 16, 2025, the Company was advised that a ruling on the Company's temporary restraining order would be issued by April 25, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: April 21, 2025	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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